    As filed with the Securities and Exchange Commission on November 6, 2001
                      Registration Statement No. 333-69056


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                            On Form S-8 to Form S-4
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                            HARRIS INTERACTIVE INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   16-1538028
                       (IRS Employer Identification No.)

                              135 Corporate Woods
                           Rochester, New York 14623
         (Address, including zip code, of principal executive offices)

            1995 Stock Incentive Plan for Total Research Corporation
                            (Full title of the plan)

           Gordon S. Black                         with a copy to:
Chairman and Chief Executive Officer           Catherine A. King, Esq.
       Harris Interactive Inc.                     Harris Beach LLP
         135 Corporate Woods                       99 Garnsey Road
      Rochester, New York 14623               Pittsford, New York 14534
           (716) 272-8400                         (716) 419-8800
(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum          Proposed Maximum
Title of Securities to          Amount to            Offering Price          Aggregate Amount of      Registration
  be Registered             be Registered(1)(2)        Per Share(3)            Offering Price(3)          Fee(3)
----------------------      -------------------     ----------------         -------------------      ------------

      Common Stock              2,654,306

-------------------------------------------------------------------------------------------------------------------

(1) The Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(2) This Post-Effective Amendment No. 1 on Form S-8 to Amendment No. 1 to Form S-4 Registration Statement covers 2,654,306 shares of the common stock, par value $.001 per share, of the Registrant originally registered on Amendment No. 1 to Form S-4 Registration Statement.

(3) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the Registrant's filing of the Registration Statement on Form S-4 on September 6, 2001 (File No. 333-69506), with respect to the registration of 19,498,437 shares of the common stock of the Registrant issuable to the stockholders of Total Research Corporation, including the shares being registered hereunder, which may be issued pursuant to the 1995 Stock Incentive Plan for Total Research Corporation. See "Explanatory Statement" below.


                              EXPLANATORY STATEMENT

         The Registrant hereby amends its Amendment No. 1 to Form S-4 Registration Statement (File No. 333-69056) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (this "Post-Effective Amendment" or this "Registration Statement") related to the issuance of up to 2,654,306 shares of the common stock of the Registrant issuable upon the exercise of stock options granted under the 1995 Stock Incentive Plan for Total Research Corporation (the "Plan").

         On November 1, 2001, Total Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Merger Sub"), was merged with and into Total Research Corporation, a Delaware corporation ("Total"). As a result of such merger (the "Merger"), Total became a wholly-owned subsidiary of the Registrant and each outstanding share of common stock, par value $.001 per share, of Total (other than shares owned by the Registrant, Merger Sub or Total) was converted into the right to receive 1.222 shares of the common stock of the Registrant (the "Exchange Ratio"). In addition, each outstanding option issued pursuant to the Plan is no longer exercisable for shares of Total common stock, but instead constitutes an option to acquire, on the same terms and conditions as were applicable under such option immediately prior to the completion of the Merger, the number of shares of the Common Stock of the Registrant (rounded up to the nearest whole share) equal to (i) the number of shares of Total common stock subject to such option multiplied by (ii) the Exchange Ratio, at an exercise price per share of the Registrant's Common Stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of the Total common stock under such option immediately prior to the effective time of the Merger divided by (B) the Exchange Ratio.

         The designation of this Post-Effective Amendment as File No. 333-69056 indicates that this Post-Effective Amendment relates only to the shares of the Registrant's common stock issuable upon the exercise of stock options under the Plan and that this is the first Post-Effective Amendment on Form S-8 to the Form S-4 filed with respect to such shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration
Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

         3. The Registrant's Current Report on Form 8-K filed on September 24, 2001.

         4.       The Registrant's Current Report on Form 8-K filed on
                  August 14, 2001.

         5.       The Registrant's Current Report on Form 8-K filed on
                  August 14, 2001.

         6.       The Registrant's Current Report on Form 8-K filed on
                  August 6, 2001.

         7. All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         8. The description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A filed under the Exchange Act, which became effective as of December 6, 1999, including any amendment(s) or report(s) filed for the purpose of updating such description.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Officers and Directors.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article VIII of the Registrant's Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article X of the Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

                  4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (incorporated by reference from the Registrant's Form S-1 dated September 17, 1999 (Registration No.: 333-87311)).

                  5.       Opinion of Harris Beach LLP.

                  23.1     Consent of Independent Accountants.

                  23.3     Consent of Harris Beach LLP (included in Exhibit 5).

                  24       Power of Attorney (included at pages II-5 and II-6).

Item 9.  Undertakings.

         (a)      RULE 415 OFFERINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT
             DOCUMENTS BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's charter, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York, on this 5th day of November, 2001.

                                 HARRIS INTERACTIVE INC.


                                 By:  /s/ Gordon S. Black
                                      -----------------------------------
                                      Gordon S. Black, Chairman and
                                      Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Gordon S. Black and Bruce
A. Newman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Signature                                Title                                       Date
---------                                -----                                       ----

By:    /s/ Gordon S. Black               Chairman of the Board and Chief        November 5, 2001
       -----------------------           Executive Officer (Principal
       Gordon S. Black                   Executive Officer)

By:    /s/ Bruce A. Newman               Chief Financial Officer, Secretary     November 5, 2001
       -----------------------           and Treasurer (Principal Financial
       Bruce A. Newman                   and Accounting Officer)

By:    /s/ David H. Clemm                Vice Chairman and Director             November 5, 2001
       -----------------------
       David H. Clemm

By:    /s/ Albert Angrisani              President, Chief Operating Officer     November 5, 2001
       -----------------------           and Director
       Albert Angrisani

By:    /s/ Benjamin D. Addoms            Director                               November 5, 2001
       -----------------------
       Benjamin D. Addoms

By:    /s/ Leonard R. Bayer              Director                               November 5, 2001
       -----------------------
       Leonard R. Bayer

By:    /s/ Thomas D. Berman              Director                               November 5, 2001
       -----------------------
       Thomas D. Berman

By:    /s/ James R. Riedman              Director                               November 2, 2001
       -----------------------
       James R. Riedman

By:    /s/ David Brodsky                 Director                               November 5, 2001
       -----------------------
       David Brodsky

By:    /s/ Howard L. Shecter             Director                               November 5, 2001
       -----------------------
       Howard L. Shecter


                                  EXHIBIT INDEX


4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (incorporated by reference from the Registrant's Form S-1 dated September 17, 1999 (Registration No.: 333-87311)).

5.       Opinion of Harris Beach LLP.

23.1     Consent of Independent Accountants.

23.3     Consent of Harris Beach LLP (included in Exhibit 5).

24       Power of Attorney (included at pages II-5 and II-6).